EXHIBIT 17.2
SBM Financial Services
Proxy Services
P. O. Box 9156
Farmingdale, New York  11735

BLANCHARD CAPITAL GROWTH FUND,
a Portfolio of
BLANCHARD FUNDS
SPECIAL MEETING OF SHAREHOLDERS
          , 1997
==========
BLANCHARD CAPITAL GROWTH FUND,
a Portfolio of
BLANCHARD FUNDS

The undersigned shareholder(s) of Blanchard Capital Growth Fund, a portfolio of Blanchard Funds, (`Capital Growth''), hereby appoint(s) Gia
C. Albanowski, C. Grant Anderson, Patricia F. Conner, and Jody L. Petras, or any of them true and lawful attorneys, with power of substitution of each, to vote all shares of Capital Growth which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on
        , 1997, at Federated Investors Tower, 19th Floor, Pittsburgh,
--------
Pennsylvania 15222-3779, at 2:00 p.m. (local time) and at any adjournment thereof.

Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF NO CHOICE IS INDICATED AS TO ANY ITEM, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER.

Please sign EXACTLY as your name(s)
appear(s) above.  When signing as
attorney, executor, administrator,
guardian, trustee, custodian, etc.,
please give your full title as
such.  If a corporation or
partnership, please sign the full
name by an authorized officer or
partner.  If stock is owned
jointly, all owners should sign.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  X

KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY.

           THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLANCHARD CAPITAL GROWTH FUND,

RECORD DATE SHARES:
                    -----------------

Vote On Proposal(s)

1. To approve or disapprove a proposal whereby Capital Growth would (a) withdraw its investment in Capital Growth Portfolio, in order to permit the current two-tier structure of Capital Growth to be replaced, temporarily, by a one-tier structure common to most mutual funds; and (b) enter into a proposed agreement pursuant to which The Style Manager: Large Cap Fund (''Large Cap''), a portfolio of The Virtus Funds, would acquire all of Capital Growth's assets in exchange for Investment Shares of Large Cap. Capital Growth would then distribute the shares of Large Cap so received pro rata to its shareholders and would liquidate and terminate its existence.




                    FOR          AGAINST        ABSTAIN

-----------------------------------
Signature

Signature (Joint Owners)

Date: